Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

      We consent to the use in this Amendment No. 2 to Registration Statement No. 333-30432 of Quality Care Solutions, Inc. of our report dated January 20, 2000, appearing in the Prospectus, which is part of this Registration Statement.

      We also consent to the reference to us under the headings “Selected Financial Data” and “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Phoenix, Arizona

April 25, 2000